Exhibit 99.1

T2 Biosystems Announces Preliminary Fourth Quarter and Full Year 2024 Financial Results

Achieved record fourth quarter and full-year 2024 sepsis product revenues

LEXINGTON, Mass., January 7, 2024 (GLOBE NEWSWIRE)— T2 Biosystems, Inc. (NASDAQ: TTOO) (the “Company”), a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, today announced preliminary unaudited financial and operational results for the fourth quarter and full year ended December 31, 2024.

Full Year 2024 and Recent Commercial Highlights (unaudited)

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Achieved record product revenues of $2.3 million for the fourth quarter of 2024 and $8.3 million for the full-year 2024, representing increases of 37% and 23% respectively, compared to the prior year period, driven by record sepsis test sales.

•	Executed contracts for 27 T2Dx® Instruments in 2024, including 23 T2Dx Instruments for outside the U.S. and 4 T2Dx Instruments for the U.S.

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Entered into a multi-year exclusive U.S. agreement with Cardinal Health (NYSE: CAH), granting Cardinal exclusive rights to sell the T2Dx Instrument, the T2Bacteria Panel, and the T2Candida® Panel, the only FDA-cleared products able to detect sepsis-causing pathogens directly-from-blood.

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Announced co-marketing collaboration with Prxcision, to market the Company’s rapid direct-from-blood diagnostics with Prxcision’s real-time AI-powered decision support platform to combat the escalating crisis of antibiotic resistance.

•	Expanded international distribution network to include the Netherlands, Belgium, Qatar, Vietnam, Malaysia, and Indonesia, and re-entered Switzerland.

•	Extended multi-year capital equipment supplier agreement with Vizient, Inc., the largest member-driven health care performance improvement company in the US, through March 31, 2026.

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Converted $30 million of the Company’s term loan with entities affiliated with CRG Servicing, LLC (“CRG”) into T2 Biosystems’ common stock, reducing the Company’s debt and quarterly interest payments by approximately 80% over the past year.

•	Cash and cash equivalents were $1.7 million as of December 31, 2024.

Full Year 2024 and Recent Pipeline and Clinical Highlights

•	Received FDA 510(k) clearance to expand the pathogen detection capabilities of the FDA-cleared T2Bacteria® Panel to add detection of Acinetobacter baumannii.

•	Received FDA 510(k) clearance to expand the use of the FDA-cleared T2Candida® Panel to include pediatric testing.

•	Advanced the T2Resistance Panel toward U.S. FDA 510(k) submission, expected to occur during the first quarter of 2025.

•	Successfully defended against an opposition filed against a key patent for its direct-from-whole blood detection method in the European Union

•	Announced the publication of a new study highlighting the clinical benefits and performance of real-world use of the T2Resistance® Panel in The Journal of Clinical Microbiology.

“We made considerable progress across the business during 2024, increasing our global installed base of T2Dx Instruments, and generating record sales for our sepsis test panels, including record U.S. sales of the T2Bacteria Panel and record international sales of the T2Resistance Panel. We entered into an exclusive U.S. commercial distribution agreement with Cardinal Health during the fourth quarter which we expect to be a commercial growth driver, and we are training Cardinal’s sales team the week of January 6, 2025,” stated John Sperzel, Chairman and CEO of T2 Biosystems. “We are excited by the progress on our product pipeline in 2024, which included FDA 510(k) clearances for the expanded T2Bacteria Panel to include the detection of Acinetobacter baumannii, and the expanded claim for the T2Candida Panel to include pediatric testing. Additionally, we have three pipeline products that have received FDA Breakthrough Device designation, including the U.S. T2Resistance Panel, the T2Lyme Panel, and the Candida auris test. We believe we are well-positioned heading into 2025, and we expect to accelerate our product sales, enhance our operations, and continue to advance our new product pipeline.”

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, the T2Bacteria® Panel, the T2Candida® Panel, the T2Resistance® Panel, and the T2Biothreat™ Panel, and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the U.S. T2Resistance Panel, the Candida auris test, and the T2Lyme™ Panel. For more information, please visit www.t2biosystems.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, the likelihood that the exclusive U.S. commercial distribution agreement with Cardinal Health will be a commercial growth driver, and our ability to accelerate product sales, enhance our operations, and continue to advance our new product pipeline, as well as statements that include the words “expect,” “may,” “should,” “anticipate,” and similar statements of a future or forward-looking nature. The preliminary, estimated financial results for the fourth quarter and fiscal year ended 2024 contained in this press release contain forward-looking statements and are subject to the completion of management’s and the audit committee’s final reviews and our other financial closing procedures and are therefore subject to change. The preliminary financial information and estimates included herein have not been examined or reviewed by our independent auditors and they are subject to revision as we prepare our financial statements as of and for the quarter and fiscal year ended December 31, 2024, including all disclosures required by U.S. generally accepted accounting principles. You should not place undue reliance on such preliminary information and estimates because they may prove to be materially inaccurate. While we believe that such preliminary information and estimates are based on reasonable assumptions, actual results may vary, and such variations may be material. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission, or SEC, on April 1, 2024, and other filings the Company makes with the SEC from time to time, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investor Contact:

Philip Trip Taylor, Gilmartin Group

ir@T2Biosystems.com

415-937-5406